Exhibit 99.1

March 4, 2025 07:00 AM Eastern Standard Time

Air Industries Group Receives Supplier Excellence Award

BAY SHORE, N.Y. -- (BUSINESS WIRE)--Northrop Grumman Corporation (NYSE: NOC) has recognized Air Industries Group (NYSE American: AIRI) as one of its top supplier partners, during the company’s Supplier Excellence Awards.

“Air Industries Group has supported Northrop Grumman in delivering technologies that enhance national security for the U.S. and our allies,” said Ken Brown, vice president, enterprise global supply chain, Northrop Grumman. “The high-quality performance, dedication and partnership of our supplier teams drive operational excellence to ensure warfighters have next generation advantages in advanced weapons, aircraft, missile defense and space.”

Recognized for Strategic Excellence, Air Industries Group is instrumental in supporting Northrop Grumman with delivering innovative and cost-effective military and security solutions to give its customers the advantage in a complex world.

Lou Melluzzo, Chief Executive Officer of Air Industries Group commented: “We are very honored to receive the Supplier Excellence Award. Air Industries Group’s relationship with Northrop Grumman began decades ago as a supplier to a predecessor, the Grumman Aerospace Corporation which was located just a few miles from our Bay Shore facility. Today, we support the Northrop Grumman E2-D Advanced Hawkeye aircraft directly, and F-35 Lightening II indirectly with landing gear components.

“This Award recognizes the dedication of our talented, hard-working employees in their mission to support the Military forces of the United States.”

ABOUT AIR INDUSTRIES GROUP

Air Industries Group is a leading manufacturer of precision components and assemblies for large aerospace and defense prime contractors. Its products include landing gears, flight controls, engine mounts and components for aircraft jet engines, ground turbines and other complex machines. Whether it is a small individual component or complete assembly, its high quality and extremely reliable products are used in mission critical operations that are essential for the safety of military personnel and civilians.

FORWARD LOOKING STATEMENTS

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, future revenues, earnings and Adjusted EBITDA, the ability to realize firm backlog and projected backlog, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

NON-GAAP FINANCIAL MEASURES

The Company uses Adjusted EBITDA, a Non-GAAP financial measure as defined by the SEC, as a supplemental profitability measure because management finds it useful to understand and evaluate results, excluding the impact of non-cash depreciation and amortization charges, stock based compensation expenses, and nonrecurring expenses and outlays, prior to consideration of the impact of other potential sources and uses of cash, such as working capital items. This calculation may differ in method of calculation from similarly titled measures used by other companies and may be different than the EBITDA calculation used by our lenders for purposes of determining compliance with our financial covenants. This Non-GAAP measure may have limitations when understanding performance as it excludes the financial impact of transactions such as interest expense necessary to conduct the Company’s business and therefore are not intended to be an alternative to financial measure prepared in accordance with GAAP. The Company has not quantitatively reconciled its forward looking Adjusted EBITDA target to the most directly comparable GAAP measure because items such as amortization of stock-based compensation and interest expense, which are specific items that impact these measures, have not yet occurred, are out of the Company’s control, or cannot be predicted. For example, quantification of stock-based compensation is not possible as it requires inputs such as future grants and stock prices which are not currently ascertainable.

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Contacts

Air Industries Group

Chief Financial Officer

631-328-7039